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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                               GENERAL MILLS, INC.

                              3.901% NOTES DUE 2007



                           PLACEMENT AGENCY AGREEMENT



                                                               November 15, 2002

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
FLEET SECURITIES, INC.
HSBC SECURITIES (USA) INC.
WACHOVIA SECURITIES, INC.
c/o Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

        General Mills, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., each as an agent of the Company (collectively the "Placement Agents") with respect to the issue and sale by the Company of, and the solicitation by the Placement Agents on behalf of the Company of offers to purchase, up to $135,000,000 aggregate principal amount of the Company's 3.901% Notes due 2007 identified in Schedule I (the "Notes") to Core Bonds Products LLC, as depositor (the "Depositor") for the Core Investment Grade Bond Trust I (the "Trust"). The Notes are to be issued pursuant to an indenture, dated as of February 1, 1996, as amended or modified from time to time (the "Indenture"), between the Company and U.S. Bank National Association (formerly First Trust of Illinois, National Association), as trustee (the "Trustee"). The Company hereby appoints the Placement Agents as its exclusive agents for the solicitation of offers to purchase the Notes from the Company by the Depositor, and each Placement Agent hereby accepts such appointment. The Company shall not appoint any other entity or person to act on its behalf, or to assist it, in the placement of the Notes. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no Placement Agent shall be obligated, under any circumstance, to purchase Notes from the Company, as principal or otherwise.

        Concurrent with the issue and sale of the Notes, the Company is offering $350,000,000 aggregate principal amount of the Company's 3.875% Notes due 2007 (the



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"3.875% Notes") in a separate offering registered under the Securities Act of
1933. Neither offering is contingent upon the other.

        Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 15 hereof.


               1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Placement Agent as set forth below in this
Section 1.

               (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Notes. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b). As filed, such final prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Placement Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

               (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the



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        Trust Indenture Act and the rules thereunder; and, as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agents specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

               (c) Each of the Company and its Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

               (d) This Agreement has been duly authorized, executed and delivered by the Company.

               (e) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Depositor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture.

               (f) Neither the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions herein



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        contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties.

               (g) There has been no material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

               (h) The Indenture and the Notes conform in all material respects to the description thereof contained in the Final Prospectus.

               (i) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase of the Notes by the Depositor in the manner contemplated herein and in the Prospectus.

               (k) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Ratios of Earnings to Fixed Charges" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included or incorporated by reference therein. The pro forma financial statements included or incorporated by reference in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the



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        related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

               (l) Except as set forth in or contemplated in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

               (m) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

               (n) No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the best of the Company's knowledge, is threatened that could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Prospectus.

               (o) No Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

               (p) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.



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        Any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the placement of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Placement Agents.

               2. Placement of Notes; Fees

               (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein specified, each Placement Agent, acting solely as an agent of the Company, will use its reasonable efforts to solicit offers from the Depositor for the purchase of the aggregate principal amount of the Notes from the Company specified opposite its name in Schedule II attached hereto. Each Placement
Agent will communicate to the Company, orally, each offer for the purchase of Notes it has solicited from the Depositor on an agency basis. In the event that a Placement Agent orally communicates to the Company that it has received an offer from the Depositor for the purchase of Notes at a price at least equal to 100% of the principal amount thereof, then the Company shall accept such offer in whole, provided that the aggregate of all such offers does not exceed $135,000,000 aggregate principal amount of Notes. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by a Placement Agent on an agency basis and accepted by the Company or fails to satisfy any condition to its issuance and sale of the Notes hereunder, the Company shall (i) hold such Placement Agent harmless against any loss, claim or damage arising from, or as a result of, such default or failure and (ii) pay to such Placement Agent the commission to which it would otherwise be entitled absent such default or failure.

               (b) The Company hereby agrees to pay to each Placement Agent a commission equal to .30% of the principal amount of each Note to be delivered to a purchaser whose offer has been solicited by such Placement Agent on an agency basis and has been accepted, or is required to be accepted in accordance with the terms hereof, by the Company. Such commission shall be payable, at the option of the applicable Placement Agent, either in the form of a discount from the price received from purchasers of Notes sold through such Placement Agent or directly from the Company. Delivery of Notes sold through a Placement Agent as an agent of the Company shall be made by the Company to such Placement Agent for the account of the purchaser thereof only against payment therefor in immediately available funds. In the event that the purchaser of Notes fails to accept delivery of such Notes or fails to make payment in full therefor on the Closing Date, the applicable Placement Agent shall promptly notify the Company and return such Notes to the Company. If such Placement Agent has theretofore paid the Company for such Notes, the Company shall promptly return the related funds to such Placement Agent and shall reimburse such Placement Agent on an equitable basis for its loss of the use of funds for the period such funds were credited to the Company's account.

               (c) The Company acknowledges that the placement of Notes arranged by the Placement Agents for the Company on an agency basis is being conducted by the Placement Agents in reliance upon the representations, warranties, covenants and agreements contained herein.



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               3. Delivery of Prospectus; No Contest of Enforceability of
Securities Laws Rights. (a) The Company hereby authorizes the Placement Agents to deliver a copy of the Prospectus to each initial purchaser of Pass-Through Certificates (the "Certificates") issued under the Trust Agreement, dated as of November 20, 2002 (the "Trust Agreement"), among Core Bond Products LLC, as depositor, Banc of America Securities LLC, as administrative agent, and The Bank of New York, as trustee (the "Certificates Trustee"). Furthermore, each of the Company and the Placement Agents (i) acknowledges that the Certificates Trustee has assigned to initial purchasers and subsequent holders of the Certificates its rights against the Company and such Placement Agent under U.S. federal and state securities laws with respect to its purchase of the Notes and (ii) agrees not to contest the enforceability of such assignment.

               (b) The Company has advised you, and you hereby acknowledge, that
(i) the Company has not been involved in, among other things, the creation of the Trust or the preparation of the registration statement and prospectus related to the Certificates, (ii) the Company has no contractual or other arrangements with the Trust, (iii) the Company will not be involved in the distribution of the Certificates, (iv) the Company does not have any contractual or other arrangements related to the Trust with you (other than this Agreement), the Depositor, any other issuers whose securities may be deposited with the Trust or any other party, (v) the Company is not a co-issuer of the Certificates and (vi) the Company is not a partner or joint venturer with respect to the Trust with you, the Trust, the Depositor or any other issuers whose securities may be deposited with the Trust. The Company does not have and is not assuming, and nothing herein contained (except as specifically set forth in paragraph (a) of this Section 3 and in Section 11 hereof) shall create any liability or obligation of the Company with respect to the Trust or its structure or actions, the Certificates or their issuance, offering or sale, the registration statement or prospectus relating to the Certificates or the actions or securities of any other issuer that may deposit securities with the Trust. Any references in this Agreement or any certificate or Legal Opinion delivered hereunder to "the transactions herein contemplated," "the transactions contemplated herein," "the transactions contemplated hereby" and like terms shall refer solely to the issue of the Notes under the Indenture and the sale of the Notes to the Depositor through you as Placement Agents pursuant to this Agreement and shall not be deemed to include matters relating to the Trust or its structure or actions, the Certificates or their issuance, offering or sale, the registration statement or prospectus relating to the Certificates or the actions or securities of any other issuer that may deposit securities with the Trust.

               4. Agreements. The Company further covenants and agrees with the Placement Agents that:

               (a) The Company will use its best efforts to cause any amendment to the Registration Statement to become effective. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, except for any pricing supplement relating to General Mills CoreNotes or any prospectus supplement relating to



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the 3.875% Notes. Subject to the foregoing sentence, if the Registration
Statement has become effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Placement Agents of such timely filing. The Company will promptly advise the Placement Agents (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Placement Agents of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Placement Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Placement Agents and counsel for the Placement Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by a Placement Agent may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Placement Agents may reasonably request.

               (e) The Company will arrange, if necessary, for the qualification of the Notes for sale under the laws of such jurisdictions as the Placement Agents may



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designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

               (f) The Company will not, without the prior written consent of the Placement Agents, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a of the Exchange Act in respect of, any debt securities issued or guaranteed by the Company with a maturity in excess of one year (other than the Notes, the 3.875% Notes, and any General Mills CoreNotes) or publicly announce an intention to effect any such transaction, until the Closing Date.

               (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

               5. Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Company's General Counsel shall have furnished to the Placement Agents his or her opinion, dated the Closing Date and addressed to the Placement Agents, to the effect that:

                      (i) the Company and each of its Material Subsidiaries has
               been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or

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               organized, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, or subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                       (ii) the Company's authorized equity capitalization is as
               set forth in the Final Prospectus; the Indenture and the Notes conform in all material respects to the description thereof contained in the Final Prospectus;

                       (iii) the Indenture has been duly authorized, executed
               and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Depositor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture;

                       (iv) to the knowledge of such counsel, there is no
               pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus under the headings "Description of Debt Securities We May Offer" and "Description of the Notes" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                       (v) the Registration Statement has become effective under
               the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended, and on the date hereof, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion);

                       (vi) this Agreement has been duly authorized, executed
               and delivered by the Company;

                       (vii) the Company is not and, after giving effect to the
               offering and sale of the Notes and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                       (viii) no consent, approval, authorization, filing with
               or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except
               (a) such as have been obtained under the Act and the Trust Indenture Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase of the Notes by the Depositor in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

                       (ix) neither the execution and delivery of the Indenture,
               the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties; and

                       (x) no holders of securities of the Company have rights
               to the registration of such securities under the Registration Statement.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Placement Agents and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

               (c) The Placement Agents shall have received from Davis Polk & Wardwell, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date and addressed to the Placement Agents, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (d) The Company shall have furnished to the Placement Agents a certificate of the Company, signed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company in
               this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) to the knowledge of such officers, no stop order
               suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                      (iii) since the date of the most recent financial
               statements included or incorporated by reference in the Final Prospectus, there has been no material adverse effect on the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

               (e) The Company shall have requested and caused KPMG LLP to have furnished to the Placement Agents, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to the Placement Agents), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Placement Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of each of the Company and The Pillsbury Company ("Pillsbury") for the period ended on and as at the date of the most recent unaudited financial statements of each the Company and Pillsbury included or incorporated by reference in the Registration Statement and Final Prospectus, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

                       (i) in their opinion the audited financial statements and
               financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                      (ii) on the basis of a reading of the unaudited financial
               statements of each of the Company and Pillsbury made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the period ended on and as at the date of the unaudited financial statements of each of the Company and Pillsbury included or incorporated by reference in the Registration Statement and Final Prospectus, as indicated in their report which is incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and the subsidiaries; a reading of the minutes of the meetings of the stockholders, directors and committees of Pillsbury; and inquiries of certain officials of each of the Company and Pillsbury who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent unaudited financial statements of the Company or Pillsbury, as the case may be, included or incorporated by reference in the Registration Statement and Final Prospectus, nothing came to their attention which caused them to believe that:

                             (1) any unaudited financial statements included or
                      incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q or in reports on Form 8-K under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                             (2) with respect to the period subsequent to the
                      date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than three Business Days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or in consolidated net current assets as compared with the amounts shown on the consolidated balance sheet as of the date indicated above included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from the date one day after the date above to such specified date there were any decreases, as compared with the corresponding period in the preceding year for sales, earnings before taxes and earnings from joint ventures or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Placement Agents; and

                             (3) the information included or incorporated by
                      reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                       (iii) they have performed certain other specified
               procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary," "Risk Factors" and "Ratios of Earnings to Fixed Charges" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's quarterly reports on Form 10-Q or reports on Form 8-K, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                       (iv) on the basis of a reading of the unaudited pro forma
               financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

               (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this
        Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the consolidated financial position, stockholders' equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement and the Final Prospectus.

               (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (h) Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

               If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents, this Agreement and all obligations of the Placement Agents hereunder may be canceled at, or at any time prior to, the Closing Date by the Placement Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 5 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Placement Agents, at 450 Lexington Avenue, New York, New York, 10017 on the Closing Date.

               6. Payment of Expenses.

               (a) The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and each amendment thereto, (ii) the delivery to the Placement Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith, (v) the printing and delivery to the Placement Agents of copies of each of the Prospectus and any amendments or supplements thereto, and (vi) the fees and expenses of any transfer agent or registrar for the Notes.

               (b) If the placement of the Notes provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Placement Agents severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed placement of the Notes.

               7. Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless the Placement Agents, the directors of each of the Placement Agents and each person who controls any Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Placement Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Placement Agent, but only with reference to written information relating to any Placement Agent furnished to the Company by or on behalf of such Placement Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Placement Agent may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Placement Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agents on the other from the placement of the Notes; provided, however, that in no case shall any Placement Agent be responsible for any amount in excess of the commission applicable to the placement of the Notes, after taking into account the amount of damages such Placement Agent is otherwise required to pay, if any. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agents shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Placement Agents shall be deemed to be equal to the total placement agent commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Placement Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Placement Agent shall have the same rights to contribution as such Placement Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agents, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) there shall have occurred any material disruption in securities clearance or settlement services,
(iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Placement Agents, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Prospectus.

               9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and of any Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

               10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Placement Agents, will be mailed, delivered or telefaxed to each of Banc of America Securities LLC, Attention:
Transaction Services (fax no.: (212) 933-2625) and J.P. Morgan Securities Inc.,
Attn: Investment Grade Syndicate Desk, 8th Floor (fax no.: 212-834-6081) and confirmed to Banc of America Securities LLC, at 9 West 57th Street, 6th floor, New York, New York 10019, Attention: Transaction Services and J.P. Morgan Securities Inc., at 270 Park Avenue, New York, NY 10017, Attn: Investment Grade Syndicate Desk, 8th Floor; or, if sent to the Company, will be mailed, delivered or telefaxed to General Mills, Inc., General Counsel (fax no.: (763) 764-3302) and confirmed to General Mills, Inc., General Counsel, Number One General Mills Blvd., Minneapolis, Minnesota 55440, with a copy to

General Mills, Inc., Treasury Department, Number One General Mills Blvd., Minneapolis, Minnesota 55440, Attn.: Treasurer (fax no.: (763) 764-7384).

               11. Successors. Nothing expressed herein is intended or shall be construed to give any entity or other person any legal or equitable rights, remedy or claim hereunder or in respect hereof or any provision herein contained, other than the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 7 hereof, and their heirs and legal representatives; provided, however, that the Depositor and the Certificates Trustee (on behalf of holders and beneficial owners of Certificates) are third party beneficiaries solely with respect to the Company's obligation to accept in whole each offer from the Depositor to purchase Notes at a price at least equal to 100% of the principal amount thereof that a Placement Agent orally communicates to the Company, not to exceed $135,000,000 aggregate principal amount of Notes.

               12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

               13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

               14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

               15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

               "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

               "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

               "Closing Date" shall mean the date and time specified in Schedule I hereto or such other date and time agreed to by the Company and the Placement Agents.

               "Commission" shall mean the Securities and Exchange Commission.

               "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               "Final Prospectus" shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus as may be amended at the date of the Final Prospectus.

               "Material Subsidiaries" shall mean the Company's significant subsidiaries as defined by Rule 1-02 of Regulation S-X.

               "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus as may be amended at the date of the Preliminary Final Prospectus.

               "Prospectus" shall mean the Final Prospectus and the Preliminary Final Prospectus.

               "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

               "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

               "Rule 430A Information" shall mean information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

               "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

               "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Placement Agents.


                                     Very truly yours,

                                     GENERAL MILLS, INC.


                                     By:   /s/ James A. Lawrence
                                           -------------------------------------
                                           Name:  James A. Lawrence
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified above


BANC OF AMERICA SECURITIES LLC


By:  /s/ Lily Chang
     -----------------------------------
     Name:  Lily Chang
     Title: Principal


J.P. MORGAN SECURITIES INC.


By:  /s/ Maria Sramek
     -----------------------------------
     Name:  Maria Sramek
     Title: Vice President


FLEET SECURITIES, INC.


By:  /s/ John Crees
     -----------------------------------
     Name:  John Crees
     Title: Managing Director


HSBC SECURITIES (USA) INC.


By:  /s/ James Brucia
     -----------------------------------
     Name:  James Brucia
     Title: Managing Director


WACHOVIA SECURITIES, INC.


By:  /s/ Keith Mauney
     -----------------------------------
     Name:  Keith Mauney
     Title: Managing Director

                                                                      SCHEDULE I


Registration Number:             333-75808


Title :                          3.901% Notes due 2007


Principal amount to be issued:   $135,000,000


Current ratings:                 Moody's Investors Service, Inc.:   Baa2
                                 Standard & Poor's Ratings Services:   BBB+


Interest Rate:                   3.901% per annum


Interest Payment Date(s):        Each May 30 and November 30, commencing
                                 May 30, 2003


Record Dates:                    The close of business on May 15 and November 15
                                 preceding the relevant Interest Payment Date


Maturity Date:                   November 30, 2007


Redemption Provisions:           The Notes will be redeemable as a whole at
                                 any time or in part, from time to time, at the Company's option, at a redemption price equal to the greater of: (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the redemption date on a semiannual basis
                                 (assuming a 360-day year consisting of
                                 twelve 30-day months) at the treasury rate
                                 (as defined in the Final Prospectus) plus 15 basis points and accrued interest to the redemption date.


Sinking Fund Requirements:       None


Delayed Delivery Contracts:      Not authorized


Form:                            Global Note through the facilities of The
                                 Depository Trust Company


Listing:                         None


Closing Date and Location:       November 20, 2002, 10:00 a.m.,
                                 New York City time
                                 Davis Polk & Wardwell
                                 450 Lexington Ave
                                 New York, NY 10023

                                                                     SCHEDULE II



PLACEMENT AGENT                            AGGREGATE PRINCIPAL AMOUNT OF NOTES
---------------                            -----------------------------------

Banc of America Securities LLC.......................  $ 67,500,000

J.P. Morgan Securities Inc. .........................  $ 54,000,000

Fleet Securities, Inc................................  $  4,590,000

HSBC Securities (USA) Inc. ..........................  $  4,455,000

Wachovia Securities Inc.  ...........................  $  4,455,000



TOTAL................................................  $135,000,000